Exhibit 99.1

NEWS RELEASE

CONTACTS:

Amin Khalifa, Chief Financial Officer

IRIS International, Inc.

818-527-7323

  -or-

Lynn Pieper, Westwicke Partners

415-202-5678

lynn.pieper@westwicke.com

IRIS INTERNATIONAL ANNOUNCES AGREEMENT TO BE ACQUIRED BY

DANAHER CORPORATION FOR $19.50 PER SHARE

CHATSWORTH, Calif., September 17, 2012 – IRIS International, Inc. (NASDAQ: IRIS), a leading manufacturer of automated in-vitro diagnostics systems and consumables, and a provider of high value personalized medicine solutions, today announced that it has entered into a definitive merger agreement under which Danaher Corporation (NYSE: DHR) will acquire IRIS International for $19.50 per share in cash, representing an approximate 45% premium over the closing price of IRIS’s common stock on September 14, 2012.

An affiliate of Danaher is expected to commence a tender offer for all of IRIS’s outstanding common stock within the next 7 days, which offer will remain open for a minimum of 20 business days following its commencement. The tender offer is conditioned upon at least a majority of IRIS’ outstanding shares being tendered, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. The transaction is structured as a tender offer followed by a merger and is expected to be completed in the fourth quarter of 2012. Upon closing, IRIS will become part of Danaher’s Beckman Coulter Diagnostics business.

Commenting on today’s transaction, César M. García, Chairman, President and Chief Executive Officer of IRIS International stated, “The Board of Directors voted unanimously to accept Danaher’s proposal as it provides for an immediate compelling cash premium realization for our shareholders. Further, IRIS will benefit from being a part of a larger organization with significant resources to enable the acceleration of its diversified product pipeline strategy.”

Citi is acting as financial advisor and Stubbs Alderton & Markiles, LLP is serving as legal counsel to IRIS in connection with the transaction.

About IRIS International, Inc.

IRIS International, Inc. is a leading global in vitro diagnostics company focused on products that analyze particles and living cell forms and structures, or morphology of a variety of body fluids. The Company’s products leverage its strengths in flow imaging technology, particle recognition and automation to bring efficiency to hospital and commercial laboratories. The initial applications for its technology have been in the urinalysis market and the Company is the leading worldwide provider of automated urine microscopy and chemistry systems, with over 3,800 automated urine microscopy systems shipped to more than 50 countries. The Company is expanding its core imaging and morphology expertise into related markets, including applications in hematology and body fluids. In addition, the Company’s personalized medicine group develops and commercializes the Company’s NADiA ultra-sensitive nucleic acid detection immunoassay platform, with applications in oncology and infectious disease. For more information, please visit www.proiris.com.

Additional Information

The tender offer proposed by Danaher Corporation referred to in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. If and when the tender offer is commenced, (i) Danaher will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement and (ii) IRIS International, Inc. will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of these documents (if and when it becomes available) and other relevant documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these materials filed by IRIS by contacting Investor Relations by telephone at 415-202-5678, by mail at IRIS International, Inc., Investor Relations, 9158 Eton Avenue, Chatsworth, California 91311, or by going to the Company’s Investor Relations page on its corporate web site at www.proiris.com.

Forward-Looking Statements

Certain statements included in this release are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of IRIS and Danaher to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this release are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of IRIS’ stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions contemplated by the Merger Agreement on IRIS’ business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of IRIS, including those set forth in IRIS’ filings with the SEC, especially in “Item 1A. Risk Factors” of IRIS’ Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 12, 2012 and in other periodic reports and filings with the SEC from time to time, including IRIS’ Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.